EXHIBIT 11
                                                                   Page 1 of 2

                          COLGATE-PALMOLIVE COMPANY

COMPUTATION OF EARNINGS PER COMMON SHARE
Dollars in Millions Except Per Share Amounts (Unaudited)

                                                                                                  Year Ended December 31,
                                                                                         1994              1993             1992
PRIMARY
Earnings:
Income before changes in accounting ...........................................          $580.2            $548.1            $477.0
Deduct: Dividends on preferred shares .........................................            21.6              21.6              20.7
Income applicable to common shares before cumulative effect
  on prior years of accounting changes ........................................           558.6             526.5             456.3
Cumulative effect on prior years of accounting changes ........................              --            (358.2                --
Net income applicable to common shares ........................................          $558.6            $168.3            $456.3
Shares (in millions):
Weighted average shares outstanding ...........................................           146.2             155.9             156.5
Earnings per common share, primary:
Income before changes in accounting ...........................................          $ 3.82             $3.38            $ 2.92
Cumulative effect on prior years of accounting changes ........................              --             (2.30)               --
Net income per share ..........................................................          $ 3.82            $ 1.08            $ 2.92

                                   EXHIBIT 11
                                                                   Page 2 of 2

                          COLGATE-PALMOLIVE COMPANY

COMPUTATION OF EARNINGS PER COMMON SHARE
Dollars in Millions Except Per Share Amounts (Unaudited)

                                                                                                   Year Ended December 31,
                                                                                         1994             1993               1992
ASSUMING FULL DILUTION
Earnings:
Income before changes in accounting ............................................          $580.2           $548.1            $477.0
Deduct: Dividends on preferred shares ..........................................              .5               .5                .5
Deduct: Replacement funding ....................................................             7.8              9.5               5.8
Income applicable to common shares before cumulative effect
  on prior years of accounting changes .........................................           571.9            538.1             470.7
Cumulative effect on prior years of accounting changes .........................              --           (358.2                --
Net income applicable to common shares .........................................          $571.9           $179.9            $470.7
Shares (in millions):
Weighted average shares outstanding ............................................           146.2            155.9             156.5
Add: Assumed exercise of options reduced by the number of
  shares purchased with the proceeds ...........................................             1.9              2.5               3.1
Add: Assumed conversion of Series B Convertible Preference
  Stock ........................................................................            12.2             12.4              12.5
Adjusted weighted average shares outstanding ...................................           160.3            170.8             172.1
Earnings per common share, assuming full dilution:
Income before changes in accounting ............................................          $ 3.56           $ 3.15            $ 2.74
Cumulative effect on prior years of accounting changes .........................              --            (2.10)               --
Net income per share ...........................................................          $ 3.56           $ 1.05            $ 2.74